Exhibit 99

                                        FOR IMMEDIATE RELEASE
                                        Contact Information: J. Timothy Corcoran
                                        Phone:                      781-622-1111
                                        E-mail:          tim.corcoran@thermo.com
                                        Website:                  www.thermo.com


               Thermo Electron Reports Third Quarter 2003 Results

WALTHAM, Mass. (October 21, 2003) - Thermo Electron Corporation (NYSE:TMO) today reported that GAAP diluted earnings per share (EPS) increased to $.29 in the third quarter of 2003, compared with $.23 in the year-ago period. Earnings in 2003 included significant after-tax gains from the disposal of discontinued operations. Revenues were $497.1 million in 2003, versus $517.2 million in 2002. Organic revenues declined 7 percent. Organic revenues exclude the effect of currency translation (which increased revenues by 4 percent) and the impact of acquisitions and divestitures. GAAP operating margin for the quarter was 8.5 percent in 2003, versus 8.7 percent a year ago.

Adjusted EPS for the third quarter of 2003 rose 8 percent to $.27, compared with $.25 in 2002. Adjusted operating margin for the quarter increased 110 basis points to 11.9 percent in 2003, compared with 10.8 percent a year ago. Adjusted EPS and adjusted operating margin exclude restructuring and other costs/income and amortization of acquisition-related intangible assets. Adjusted EPS also excludes income from the sale of shares of FLIR Systems and Thoratec Corporation, gains/losses on the early retirement of debt, gains/losses on disposal of discontinued operations, tax provisions/benefits related to the previous items, and benefit from tax credit carryforwards. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, see the accompanying table entitled "Consolidated Statement of Income."

Marijn E. Dekkers, president and chief executive officer of Thermo Electron, said, "Our earnings improvement continues to gain momentum, with increases in productivity outweighing persistent industry challenges. We are particularly pleased with the rise in our adjusted operating margins, which were up significantly both year-to-year and sequentially. As we move into the fourth quarter, we are cautiously optimistic that the general tone of business is improving, evidenced by our significantly stronger book-to-bill ratio of 1.04.

"While productivity improvement remains an important objective, our primary focus is on driving revenue growth - both organically and through acquisitions. We are aggressively pursuing numerous commercial initiatives to stimulate growth. In our Life and Laboratory Sciences sector, for example, we are now packaging complete solutions under a single Thermo brand, working in partnership with our customers to help them equip their laboratories. We also recently announced the acquisition of Jouan SA, a $92 million business that expands our sample preparation and storage product line and adds distribution channels in emerging markets such as Eastern Europe, Russia, and Latin America. We expect to complete this acquisition by year-end."

Mr. Dekkers continued, "Going into the fourth quarter of 2003, we expect our earnings improvement trend to continue. Our goal is to report $.32 to $.34 in adjusted EPS for the fourth quarter and $1.07 to $1.09 for the full year." This guidance excludes $.01 of expense per quarter from the amortization of acquisition-related intangible assets, and also excludes restructuring and other costs/income and gains and losses from the sale of businesses, real estate, and our remaining interest in Thoratec, as well as unusual items we may have in the future.

Life and Laboratory Sciences
Third quarter 2003 revenues for the Life and Laboratory Sciences sector increased slightly to $301 million; organic revenues declined 3 percent. Ongoing weakness in industrial markets for instrumentation and scientific equipment was offset in part by higher sales of clinical diagnostics and laboratory informatics products during the quarter. GAAP operating margin was 14.5 percent in the third quarter of 2003, up from 14.3 percent a year ago. Adjusted operating margin improved to 16.7 percent, compared with 16.0 percent in 2002, resulting from productivity gains.

We continue to make good progress in positioning Thermo as the premier supplier of laboratory products and services. New products, such as the Finnigan LTQ-FT Fourier-transform mass spectrometer introduced earlier this year, are generating strong orders. In the quarter, we accelerated efforts to integrate our commercial organization and opened One Thermo customer demonstration centers in Frankfurt, Paris, and Beijing. We also formed a strategic alliance with Qiagen N.V., a leading supplier of innovative products for nucleic acid separation, purification, and handling, to co-market related technologies for use in life sciences research and molecular diagnostics.

Measurement and Control
Revenues in the Measurement and Control sector were $147 million in the third quarter of 2003, versus $155 million in 2002; organic revenues declined 8 percent. Although many process markets we serve remain weak, some specific markets, such as the steel industry, are showing positive signs. In addition, homeland security initiatives continue to generate strong sales. GAAP operating margin increased to 7.4 percent in 2003, versus 5.6 percent a year ago. Adjusted operating margin was 9.6 percent, compared with 9.4 percent in 2002. To sharpen the sector's market focus, we acquired Siemens' Electronic Personal Dosimetry business, which broadens our radiation-monitoring offerings, and sold our test and measurement business to SPX Corporation - both after quarter-end.

Optical Technologies
In the  Optical  Technologies  sector,  revenues  were $52 million for the third quarter of 2003, versus $65 million in 2002. While continued weakness in scientific and industrial end-markets resulted in a 21 percent decline in organic revenues year-to-year, sequentially, revenues were flat. GAAP operating margin was negative 10.3 percent for the 2003 period, versus 0.4 percent in 2002, primarily due to the writedown of our molecular-beam epitaxy (MBE) product line, which we sold to Oxford Instruments plc just after quarter-end. The sector reported adjusted operating margin of 1.2 percent in 2003, compared with negative 0.6 percent last year, reflecting the positive impact of restructuring efforts and continued productivity improvements. During the quarter, we announced a strategic alliance with German photonics leader Jenoptik AG to develop and market thin-disk lasers, a key technology platform for the future.

Use of Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use the non-GAAP financial measures of adjusted EPS and adjusted operating margin, which exclude restructuring and other costs/income and amortization of acquisition-related intangible assets. Adjusted EPS also excludes certain other gains and losses, tax provisions/benefits related to the previous items, and benefit from tax credit carryforwards. We exclude these items because they are outside of our normal operations and, in certain cases, are difficult to forecast accurately for future periods. We believe that the inclusion of such non-GAAP measures helps investors to gain a better understanding of our core operating results and future prospects, consistent with how management measures and forecasts the company's performance, especially when comparing such results to previous periods or forecasts.

Specifically:

     o We exclude costs and tax effects associated with restructuring activities, such as reducing overhead and consolidating facilities, in connection with the final phase of our overall reorganization, which we expect will be substantially complete in 2004. We believe that the costs related to these restructuring activities are not indicative of our normal operating costs.

     o We exclude the expense and tax effects associated with the amortization of acquisition-related intangible assets because a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have lives of 5 to 10 years. Exclusion of the amortization expense allows comparisons of operating results that are consistent over time.

     o We also exclude certain gains/losses and related tax effects, as well as benefit from tax credit carryforwards, that are either isolated or cannot be expected to occur again with any regularity or predictability, such as those arising from the sale of a business or real estate, the sale of our remaining equity interests in Thoratec and FLIR Systems, and the early retirement of debt, which we believe are not indicative of our normal operating gains and losses.

Thermo's management uses these non-GAAP measures, in addition to GAAP financial measures, as the basis for measuring the company's core operating performance and comparing such performance to that of prior periods and to the performance of our competitors. Such measures are also used by management in their financial and operating decision-making and for compensation purposes.

The non-GAAP financial measures of Thermo's results of operations included in this press release are not meant to be considered superior to or a substitute for Thermo's results of operations prepared in accordance with GAAP. Reconciliations of such non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in the accompanying tables. Thermo's earnings guidance, however, is only provided on an adjusted basis. It is not feasible to provide GAAP EPS guidance because the items excluded, other than the amortization expense, are difficult to predict and estimate and are primarily dependent on future events, such as decisions concerning the location and timing of facility consolidations, and the timing of and proceeds from the sale of our remaining equity interest in Thoratec. We no longer own any shares of FLIR Systems.

Conference Call
Thermo Electron will hold its earnings conference call on Wednesday, October 22, 2003, at 11 a.m. Eastern time. To listen, dial 888-872-9028 within the U.S., or 973-633-6740 outside the U.S. You can also listen to the call live on the Web by visiting www.thermo.com and clicking on "Investors." An audio archive of the call will be available in that section of our Web site until Friday, November 21, 2003. Also in that section, you will find this press release and the accompanying reconciliation of non-GAAP financial measures under the heading "News & Events."

About Thermo Electron
A world leader in high-tech instruments, Thermo Electron Corporation helps life science, laboratory, and industrial customers advance scientific knowledge, enable drug discovery, improve manufacturing processes, and protect people and the environment with instruments, scientific equipment, and integrated software solutions. Based in Waltham, Massachusetts, Thermo Electron has revenues of more than $2 billion, and employs approximately 10,000 people in 30 countries worldwide. For more information, visit www.thermo.com.

The following constitutes a "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth under the heading "Forward-Looking Statements" in the company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 28, 2003. These include risks and uncertainties relating to: the need to develop new products and adapt to significant technological change, dependence on customers that operate in cyclical industries, general worldwide economic slowdown and related uncertainties, the effect of changes in governmental regulations, dependence on customers' capital spending policies and government funding policies, use and protection of intellectual property, retention of contingent liabilities from businesses we sold, integration and consolidation of instrument businesses, realization of potential future savings from new sourcing initiatives, implementation of new branding strategy, implementation of strategies for improving internal growth, the effect of exchange rate fluctuations on international operations, and potential impairment of goodwill. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

Consolidated Statement of Income (unaudited)


                                                                                        Three Months Ended
                                                              ----------------------------------------------------------------------
                                                                        Sept. 27, 2003                       Sept. 28, 2002
                                                              ---------------------------------    ---------------------------------
(In thousands except per share amounts)                           Reported (a)    Adjusted (b)      Reported (a)       Adjusted (b)
------------------------------------------------------------  ---------------------------------    ---------------------------------
Revenues                                                         $    497,116     $    497,116     $    517,171       $    517,171
                                                                 ---------------  ------------     --------------     --------------
Costs and Operating Expenses:
   Cost of revenues (c)                                               271,213          271,213          288,514            286,788
   Selling, general, and administrative expenses                      131,879          131,879          137,114            137,114
   Amortization of acquisition-related intangible assets                2,470                -            2,212                  -
   Research and development expenses                                   34,900           34,900           37,553             37,553
   Restructuring and other costs, net (d)                              14,273                -            6,907                  -
                                                                 ---------------  ------------     --------------     --------------
                                                                      454,735          437,992          472,300            461,455
                                                                 ---------------  ------------     --------------     --------------

Operating Income                                                       42,381           59,124           44,871             55,716
Interest Income                                                         2,909            2,909           11,210             11,210
Interest Expense                                                       (3,551)          (3,551)          (8,864)            (8,864)
Other Income, Net (e)                                                  10,646            1,293            9,444              2,833
                                                                 ---------------  ------------     --------------     --------------
Income from Continuing Operations Before Income Taxes                  52,385           59,775           56,661             60,895
Provision for Income Taxes (f)                                        (13,388)         (15,369)         (17,644)           (18,235)
                                                                 ---------------  ------------     --------------     --------------

Income from Continuing Operations                                      38,997           44,406           39,017             42,660
Gain on Disposal of Discontinued Operations (includes
  tax benefit of $2,600)                                                9,518                -                -                  -
                                                                 ---------------  ------------     --------------     --------------
Net Income                                                       $     48,515     $     44,406     $     39,017       $     42,660
                                                                 ===============  =============    ==============     ==============
Earnings per Share from Continuing Operations:
     Basic                                                       $        .24                      $        .24
                                                                 ===============                   ==============
     Diluted                                                     $        .24                      $        .23
                                                                 ===============                   ==============
Earnings per Share (g):
                                                                 $        .30                      $        .24
                                                                 ===============                   ==============
    Diluted                                                      $        .29     $        .27     $        .23       $        .25
                                                                 ===============  =============    ==============    ===============
Weighted Average Shares:
    Basic                                                             162,531                           165,701
                                                                 ===============                   ==============
    Diluted (h)
                                                                      169,155          169,155          176,342            179,859
                                                                 ===============  =============    ==============    ===============

(a) Reported results were determined in accordance with U.S. generally accepted accounting principles (GAAP).
(b) Adjusted results exclude inventory charges in 2002 (note c), amortization of acquisition-related intangible assets, restructuring and other costs/income (note d), certain other income/expense (note e), the tax consequences of these items (note f) and, in 2003, gain on disposal of discontinued operations.
(c) Reported results in 2002 include $1,726,000 of charges for the sale of inventories revalued at the date of acquisition.
(d) Reported results in 2003 include restructuring and other items consisting principally of severance; abandoned facility and other expenses of real estate consolidation; a writedown to with a reorganization of the company's non-U.S. subsidiary structure. These items are net of gains on the sale of businesses.
(e) Reported results include $10,329,000 of gains from the sale of shares of Thoratec Corporation in 2003, and $6,559,000 of gains from the sale of shares of FLIR Systems, Inc. in 2002. Reported results also include losses of $976,000 in 2003 and gains of $52,000 in 2002 on the early retirement of debt. These items have been excluded from adjusted results.
(f) Adjusted provision for income taxes excludes $1,981,000 and $591,000 of incremental tax benefit in 2003 and 2002, respectively, for the items in
     (b) through (e).
(g) Reported earnings per share excludes interest expense on convertible debentures of $871,000 and $1,938,000, net of tax, in 2003 and 2002,
     respectively, for the assumed conversion for the assumed conversion of such convertible debentures.
(h) Adjusted weighted average diluted shares reflect the dilutive effect on the convertible debentures of the adjustments to net income as described in notes (b) through (g).

Segment Data (i)(j)(k)(l)                                                                          Three Months Ended
                                                                                --------------------------------------------------
(In thousands except percentage amounts)                                                 Sept. 27, 2003             Sept. 28, 2002
   -------------------------------------------------------------------------------------------------------------------------------
Life and Laboratory Sciences
  Revenues                                                                               $      301,451             $      300,040
                                                                                         --------------             --------------
  GAAP Operating Income                                                                          43,674                     42,771
  Cost of Revenue Charges (m)                                                                         -                        423
  Restructuring and Other Items (n)                                                               4,870                      3,038
  Amortization of Acquisition-related Intangible Assets                                           1,662                      1,659
                                                                                         --------------             --------------
  Adjusted Operating Income                                                              $       50,206             $       47,891
                                                                                         --------------             --------------
  GAAP Operating Margin                                                                            14.5%                      14.3%
  Adjusted Operating Margin                                                                        16.7%                      16.0%


Measurement and Control
  Revenues                                                                               $      146,667             $      155,176
                                                                                         --------------             --------------
  GAAP Operating Income                                                                          10,882                      8,762
  Cost of Revenue Charges (m)                                                                         -                      1,330
  Restructuring and Other Items (n)                                                               2,662                      4,249
  Amortization of Acquisition-related Intangible Assets                                             600                        286
                                                                                         --------------             --------------
  Adjusted Operating Income                                                              $       14,144             $       14,627
                                                                                         --------------             --------------
  GAAP Operating Margin                                                                             7.4%                       5.6%
  Adjusted Operating Margin                                                                         9.6%                       9.4%


Optical Technologies
   Revenues                                                                              $       52,141             $       64,910
                                                                                         --------------             --------------
  GAAP Operating Income (Loss)                                                                   (5,376)                       274
  Cost of Revenue Charges (m)                                                                         -                        (27)
  Restructuring and Other Items (n)                                                               5,770                       (931)
  Amortization of Acquisition-related Intangible Assets                                             208                        267
                                                                                         --------------             --------------
  Adjusted Operating Income (Loss)                                                       $          602             $         (417)
                                                                                         --------------             --------------
  GAAP Operating Margin                                                                           (10.3%)                      0.4%
  Adjusted Operating Margin                                                                         1.2%                      (0.6%)


Consolidated (including Corporate Costs)
  Revenues                                                                               $      497,116             $      517,171
                                                                                         --------------             --------------

  GAAP Operating Income                                                                  $       42,381             $       44,871
  Cost of Revenue Charges (m)                                                                         -                      1,726
  Restructuring and Other Items (n)                                                              14,273                      6,907
  Amortization of Acquisition-related Intangible Assets                                           2,470                      2,212
                                                                                         --------------             --------------
  Adjusted Operating Income                                                              $       59,124             $       55,716
                                                                                         --------------             --------------
  GAAP Operating Margin                                                                             8.5%                       8.7%
  Adjusted Operating Margin                                                                        11.9%                      10.8%

(i) GAAP operating income (loss) and GAAP operating margin were determined in accordance with U.S. generally accepted accounting principles.
(j) Adjusted operating income (loss) and adjusted operating margin exclude the items in notes (c) and (d) and amortization of acquisition-related intangible assets.
(k) Segment data for 2002 has been revised, consistent with the presentation in 2003, to reflect a realignment of several businesses among the segments and for an allocation to the segments of some costs previously reported as corporate expenses.
(l)  Depreciation  expense  in  2003  was  $5,873,000  at  Life  and  Laboratory
     Sciences, $2,382,000 at Measurement and Control, $2,965,000 at Optical Technologies, and $12,062,000 Consolidated. Depreciation expense in 2002 was $5,260,000 at Life and Laboratory Sciences, $2,723,000 at Measurement and Control, $2,901,000 at Optical Technologies, and $11,615,000 Consolidated.
(m)  Includes items described in note (c).
(n)  Includes items described in note (d).

Consolidated Statement of Income (unaudited)                                            Nine Months Ended
                                                              ----------------------------------------------------------------------
                                                                        Sept. 27, 2003                       Sept. 28, 2002
(In thousands except per share amounts)                           Reported (a)    Adjusted (b)      Reported (a)       Adjusted (b)
------------------------------------------------------------  ---------------------------------    ---------------------------------
Revenues                                                          $ 1,513,726     $  1,513,726      $ 1,517,610        $ 1,517,610
                                                                  -----------     -------------     -----------        -------------
Costs and Operating Expenses:
   Cost of revenues (c)                                               830,840          830,840          835,509            832,232
   Selling, general, and administrative expenses                      408,925          408,925          412,102            412,102
   Amortization of acquisition-related intangible assets                7,402                -            5,508                  -
   Research and development expenses                                  109,353          109,353          116,933            116,933
   Restructuring and other costs, net (d)                              27,247                -           30,777                  -
                                                                  -----------     -------------     -----------        -------------
                                                                    1,383,767        1,349,118        1,400,829          1,361,267
                                                                  -----------     -------------     -----------        -------------
Operating Income                                                      129,959          164,608          116,781            156,343
Interest Income                                                        17,671           17,671           38,189             38,189
Interest Expense                                                      (15,888)         (15,888)         (32,559)           (32,559)
Other Income, Net (e)                                                  26,317            3,310          104,411             10,910
                                                                  -----------     -------------     -----------        -------------
Income from Continuing Operations Before Income Taxes and
  Minority Interest                                                   158,059          169,701          226,822            172,883
Provision for Income Taxes (f)                                        (34,532)         (45,819)         (74,945)           (53,932)
Minority Interest Income (f)                                                -                -              331                324
                                                                  -----------     -------------     -----------        -------------

Income from Continuing Operations                                     123,527          123,882          152,208            119,275
Gain on Disposal of Discontinued Operations (net of income tax
  provision of $964 in 2003; includes tax benefit of $13,408 in 2002)  14,554                -           70,370                  -
                                                                  -----------     -------------     -----------        -------------

Net Income                                                        $   138,081     $    123,882      $   222,578        $   119,275
                                                                  ===========    ==============     ===========        =============
Earnings per Share from Continuing Operations:
     Basic                                                        $       .76                       $       .89
                                                                  ===========                       ===========
     Diluted                                                      $       .75                       $       .86
                                                                  ===========                       ===========

Earnings per Share (g):
    Basic                                                         $       .85                       $      1.31
                                                                  ===========                       ===========
    Diluted                                                       $       .83     $        .75      $      1.23        $       .69
                                                                  ===========     =============     ===========        =============

Weighted Average Shares:
    Basic                                                             162,474                           170,358
                                                                  ===========                       ===========
    Diluted (h)
                                                                      171,703          171,703          190,399            185,567
                                                                  ===========     =============     ===========       ==============



(a) Reported results were determined in accordance with U.S. generally accepted accounting principles (GAAP).
(b) Adjusted results exclude inventory charges in 2002 (note c), amortization of acquisition-related intangible assets, restructuring and other costs/income (note d), certain other income/expense (note e), the tax consequences of these items and other tax benefit (note f), and gain on disposal of discontinued operations.
(c) Reported results in 2002 include charges of $1,159,000 for the abandonment of product lines and $2,118,000 of charges for the sale of inventories revalued at the date of acquisition.
(d) Reported results in 2003 include restructuring and other items consisting principally of severance; abandoned facility and other expenses of real estate consolidation; a writedown to disposal value of a product line and a business that were sold in October 2003; net gains on the sale of a product line and property; and legal/advisory fees associated with a reorganization of the company's non-U.S. subsidiary structure. Reported results in 2002 include restructuring and other items consisting principally of charges for abandoned equipment at Spectra-Physics; severance; abandoned facility and other expenses of real estate consolidation; cancellation penalties on capital equipment purchases; impairment of abandoned assets; and legal/advisory fees associated with a reorganization of the company's non-U.S. subsidiary structure. These items are net of gains on the sale of businesses.
(e) Reported results include $10,329,000 of gains from the sale of shares of Thoratec Corporation in 2003, and $13,654,000 and $94,495,000 of gains from the sale of shares of FLIR Systems, Inc. in 2003 and 2002, respectively. Reported results also include losses of $976,000 and $994,000 in 2003 and 2002, respectively, on the early retirement of debt. These items have been excluded from adjusted results.
(f) Adjusted results exclude $2,261,000 of incremental tax benefit in 2003, and $21,013,000 and $7,000 of incremental tax provision and minority interest income, respectively, in 2002, for the items in (b) through (e) and in 2003 exclude $9,026,000 of tax benefit from the reversal of a valuation allowance due to expected utilization of foreign tax credit carryforwards.
(g) Reported earnings per share excludes interest expense on convertible debentures of $4,417,000 and $11,832,000, net of tax, in 2003 and 2002,
     respectively, for the assumed conversion of such convertible debentures. Adjusted earnings per share excludes interest expense on convertible debentures of $4,417,000 and $8,247,000, net of tax, in 2003 and 2002,
     respectively, for the assumed conversion of such convertible debentures.
(h) Adjusted weighted average diluted shares reflect the dilutive effect on the convertible debentures of the adjustments to net income as described in notes (b) through (g).


Segment Data (i)(j)(k)(l)                                                                          Nine Months Ended
                                                                                 --------------------------------------------------
(In thousands except percentage amounts)                                                 Sept. 27, 2003             Sept. 28, 2002

------------------------------------------------------------------------------------------------------------------------------------
Life and Laboratory Sciences
   Revenues                                                                              $      914,707             $      871,545
                                                                                         --------------             --------------
  GAAP Operating Income                                                                         126,582                    125,310
  Cost of Revenue Charges (m)                                                                         -                      1,230
  Restructuring and Other Items (n)                                                              11,351                      5,872
  Amortization of Acquisition-related Intangible Assets                                           4,907                      3,856
                                                                                         --------------             --------------
  Adjusted Operating Income                                                              $      142,840             $      136,268
                                                                                         --------------             --------------
  GAAP Operating Margin                                                                            13.8%                      14.4%
  Adjusted Operating Margin                                                                        15.6%                      15.6%

Measurement and Control
  Revenues                                                                                      452,981                    460,379
                                                                                         --------------             --------------
  GAAP Operating Income                                                                          35,076                     36,065
  Cost of Revenue Charges (m)                                                                         -                      1,330
  Restructuring and Other Items (n)                                                               6,115                      5,137
  Amortization of Acquisition-related Intangible Assets                                           1,799                        850
                                                                                         --------------             --------------
  Adjusted Operating Income                                                              $       42,990             $       43,382
                                                                                         --------------             --------------
  GAAP Operating Margin                                                                             7.7%                       7.8%
  Adjusted Operating Margin                                                                         9.5%                       9.4%


Optical Technologies
  Revenues                                                                                      154,941                    194,640
                                                                                         --------------             --------------
  GAAP Operating Loss                                                                           (10,884)                   (23,229)
  Cost of Revenue Charges (m)                                                                         -                        717
  Restructuring and Other Items (n)                                                               7,422                     17,625
  Amortization of Acquisition-related Intangible Assets                                             696                        802
                                                                                         --------------             --------------
  Adjusted Operating Loss                                                                $       (2,766)            $       (4,085)
                                                                                         --------------             --------------
  GAAP Operating Margin                                                                            (7.0%)                    (11.9%)
  Adjusted Operating Margin                                                                        (1.8%)                     (2.1%)

Consolidated (including Corporate Costs)
  Revenues                                                                                    1,513,726                  1,517,610
                                                                                         --------------             --------------
  GAAP Operating Income                                                                         129,959                    116,781
  Cost of Revenue Charges (m)                                                                         -                      3,277
  Restructuring and Other Items (n)                                                              27,247                     30,777
  Amortization of Acquisition-related Intangible Assets                                           7,402                      5,508
                                                                                         --------------             --------------
  Adjusted Operating Income                                                              $      164,608             $      156,343
                                                                                         --------------             --------------
  GAAP Operating Margin                                                                             8.6%                       7.7%
  Adjusted Operating Margin                                                                        10.9%                      10.3%


(i) GAAP operating income (loss) and GAAP operating margin were determined in accordance with U.S. generally accepted accounting principles.
(j) Adjusted operating income (loss) and adjusted operating margin exclude the items in notes (c) and (d) and amortization of acquisition-related intangible assets.
(k) Segment data for 2002 has been revised, consistent with the presentation in 2003, to reflect a realignment of several businesses among the segments and for an allocation to the segments of some costs previously reported as corporate expenses.
(l)  Depreciation  expense  in  2003  was  $17,459,000  at Life  and  Laboratory
     Sciences, $7,680,000 at Measurement and Control, $8,669,000 at Optical Technologies, and $36,184,000 Consolidated. Depreciation expense in 2002 was $16,213,000 at Life and Laboratory Sciences, $8,516,000 at Measurement and Control, $9,808,000 at Optical Technologies, and $36,691,000 Consolidated.
(m)  Includes items described in note (c).
(n)  Includes items described in note (d).

Condensed Consolidated Balance Sheet (unaudited)
(In thousands)                                                                           Sept. 27, 2003              Dec. 28, 2002
------------------------------------------------------------------------------------------------------------------------------------
Current Assets:
  Cash and cash equivalents                                                              $      207,546              $     339,038
  Short-term available-for-sale investments                                                     185,840                    536,430
  Accounts receivable, net                                                                      423,945                    429,740
  Inventories                                                                                   338,439                    332,804
  Other current assets                                                                          141,980                    133,547
                                                                                         --------------             --------------
                                                                                              1,297,750                  1,771,559
                                                                                         --------------             --------------
Property, Plant, and Equipment, Net                                                             267,357                    272,908
                                                                                         --------------             --------------
Other Assets                                                                                    116,693                    186,390
                                                                                         --------------             --------------
Goodwill                                                                                      1,440,986                  1,416,205
                                                                                         --------------             --------------
                                                                                         $    3,122,786             $    3,647,062
                                                                                         ==============             ==============
Current Liabilities:
  Short-term obligations and current maturities of long-term obligations                         36,165                    484,480
  Other current liabilities                                                                     558,085                    619,240
                                                                                         --------------             --------------
                                                                                                594,250                  1,103,720
                                                                                         --------------             --------------
Long-term Deferred Income Taxes and Other Long-term Liabilities                                  69,118                     58,678
                                                                                         --------------             --------------
Long-term Obligations:
  Senior notes                                                                                  141,468                    141,032
  Subordinated convertible obligations                                                           77,375                    304,549
  Other                                                                                           5,105                      5,760
                                                                                         --------------             --------------
                                                                                                223,948                    451,341
                                                                                         --------------             --------------
Total Shareholders' Equity                                                                    2,235,470                  2,033,323
                                                                                         --------------             --------------
                                                                                         $    3,122,786             $    3,647,062
                                                                                         ==============             ==============